File No. 70-9153

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                 AMENDMENT NO. 1
                                       TO
                         POST-EFFECTIVE AMENDMENT NO. 1
                             TO FORM U-1 APPLICATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
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         National Fuel Gas Company           NFR Power, Inc.
         10 Lafayette Square                 165 Lawrence Bell Drive, Suite 120
         Buffalo, New York  14203            Williamsville, New York 14221

                    (Names of companies filing this statement
                  and addresses of principal executive offices)
 ------------------------------------------------------------------------------

                            NATIONAL FUEL GAS COMPANY
                    (Name of top registered holding company)
 ------------------------------------------------------------------------------

         A. M. Cellino,                      R. J. Kreppel,
         Secretary                           President
         National Fuel Gas Company           NFR Power, Inc.
         10 Lafayette Square                 165 Lawrence Bell Drive, Suite 120
         Buffalo, New York  14203            Williamsville, New York  14221

             (Names and addresses of agents for service of process)

             It is requested that the Commission send copies of all
                     notices, orders and communications to:

                               Mark D. Buri, Esq.
                            National Fuel Gas Company
                                   Suite 1500
                               10 Lafayette Square
                             Buffalo, New York 14203

Item 6.  Exhibits and Financial Statements.
------------------------------------------

         The following is hereby added and made part of this post-effective amendment:

                  Exhibits
                  --------

                  C        Opinion of Counsel (attached)




                                   SIGNATURES

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.



Dated:  October 22, 1999


                                       NATIONAL FUEL GAS COMPANY


                                       By /s/ Anna Marie Cellino
                                         --------------------------------------
                                          A. M. Cellino
                                          Secretary


                                       NFR POWER, INC.


                                       By /s/ Robert J. Kreppel
                                          -------------------------------------
                                          R. J. Kreppel
                                          President